Exhibit 1.011
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                     SEPARATION AGREEMENT AND MUTUAL RELEASE
                     ---------------------------------------

     This Separation Agreement and Release ("Agreement") is made by and between Mahesh Krishnamurthy ("Employee") and Accelrys, Inc. ("Company") (jointly referred to as the "Parties").

                                    RECITALS
                                    --------

     1) Employee has been employed by the Company as its Senior Vice President of Corporate Development.

     2) Employee's employment has terminated on August 15, 2005 ("Termination Date");

     3) the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that they may have against each other, including, but not limited to, any and all claims arising or in any way related to Employee's employment with or separation from the Company;

     NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

                                    AGREEMENT
                                    ---------

     1. Effective Date. This Agreement shall become effective and enforceable eight days after execution by both parties, provided that Employee has not revoked the Agreement as set forth in Section 7, below (the "Effective Date").

     2. Consideration. The Company agrees to pay Employee the sum of one hundred and seventeen thousand five hundred dollars ($117,500), less applicable withholdings. This payment will be made in equal installments, commencing on the Company's first payroll date after the Effective Date of this Agreement and ending upon the Company's first payroll date after February 15, 2006, provided that, and for so long as, Employee complies with his obligations set forth in
Section 12, below . In addition, Company shall reimburse Employee for up to six months of premiums paid under COBRA for medical dental and vision insurance coverage, at the same level at which Employee held such coverage prior to the Termination Date, provided that such reimbursement will cease if Employee obtains other employment with medical coverage within such six month period, and further provided that Employee will notify Company upon obtaining such coverage.

     3. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of all confidentiality and invention assignment agreements previously executed by Employee ("Confidentiality Agreement"). Employee shall return all of the Company's property and confidential and proprietary information in his possession to the Company.

     4. Full Satisfaction of Salary, Benefits and Vesting Obligations. Employee acknowledges and agrees that the Company has paid all salary, wages, bonuses, accrued vacation (amounting to 163.05 hours), and any and all other benefits due to Employee. Employee further acknowledges that no medical, dental or other benefits are owed Employee, and that any options to purchase the Company's stock have ceased vesting as of the Termination Date. Company acknowledges that Employee has no obligation to repay amounts he received from the Company as a sign-on bonus upon accepting employment. The parties acknowledge that Employee will not be a Section 16 officer after the Termination Date.

     5. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its affiliates, officers, managers, supervisors, agents and employees. Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, and the Company hereby fully and forever releases Employee (collectively "the Released parties") from any duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee or Company may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement. Claims released hereunder include, without limitation, claims relating to Employee's employment and the termination of employment; claims relating to, or arising from, wrongful or constructive termination; claims relating to the right to purchase, or actual purchase of shares of stock of the Company; claims relating to fraud, misrepresentation, breach of duty, securities claims; breach of contract, infliction of emotional distress, misrepresentation, unfair business practices, defamation, libel, slander, negligence, personal injury, and any other tortuous conduct claims; claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the California Family Rights Act, the California Fair Employment and Housing Act, and the California Labor Code. Nothing herein releases the parties' obligations under this Agreement and the Confidentiality Agreement.

     6. Complete Release. The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release. This release does not extend to any obligations incurred under this Agreement.

     7. Release of Claims Under ADEA. Employee hereby releases and waives any rights or claims he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"). Employee represents that this waiver and release is knowing and voluntary. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he is hereby advised by this writing that

          (a) he should consult with an attorney prior to executing this Agreement;

          (b) he has up to twenty-one (21) days within which to consider this Agreement;

          (c) he has seven (7) days following his/her execution of this Agreement to revoke the Agreement;

          (d) this Agreement shall not be effective until the revocation period has expired; and

          (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

     8. Civil Code Section 1542. the Parties represent that they are not aware of any claim other than the claims that are released by this Agreement. The parties acknowledge that they have had the opportunity to be advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     The Parties, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

     9. No Pending or Future Lawsuits/Covenant not to Sue. The parties represent that they have no lawsuits, claims, or actions pending in their name, or on behalf of any other person or entity, against the Released Parties. The parties also represent and agree that they do not intend to bring, and will not bring, any claims on their own behalf or on behalf of any other person or entity against the Released Parties, whether in court, in an administrative hearing or otherwise.

     10. No Cooperation/disparagement. Employee agrees he will not act in any manner that might damage the business of the Company, including, without limitation, making any disparaging or untrue statements regarding the Released Parties. Employee agrees that he will not encourage, counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Released Parties, unless under a subpoena or other court order to do so. Employee shall inform the Company in writing within three (3) days of receiving any such subpoena or other court order.

     11. Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company or its affiliates' employees or consultants to leave their employment, or attempt to do so, either for himself or any other person or entity.

     12. Non-Competition.

          (a) Restrictions. For so long as Employee is receiving benefits pursuant to section 2, above, Employee shall not, directly or indirectly:

              (i) be employed by, engaged in or participate in the ownership, management, operation or control of, or act in any advisory or other capacity (including as an individual, principal, agent, employee, consultant or otherwise) for, any Competing Entity which conducts its business within the Territory (as the terms Competing Entity and Territory are hereinafter defined); provided, however, that notwithstanding any of the foregoing, Employee may make solely passive investments in any Competing Entity the common stock of which is "publicly held" and of which Employee shall not own or control, directly or indirectly, in the aggregate securities which constitute 5% or more of the voting power of such Competing Entity;

              (ii) solicit or divert any business or any customer or known prospective customer from the Company or assist any person or entity in doing so or attempting to do so;

              (iii) cause or seek to cause any person or entity to refrain from dealing or doing business with the Company or assist any person or entity in doing so; or

              (iv) solicit for employment, or advise or recommend to any other person or entity that he, she or it employ or solicit for employment or retention as an employee or consultant, any person who is an employee of, or exclusive consultant to, the Company.

     In the event Employee violates any of the foregoing restrictions, all payments or benefits being provided pursuant to Sections 2, above, shall immediately cease, in addition to all other rights and remedies to which Company may be entitled by law for a violation of this Section 12.

          (b) Definitions. For purposes of this Section 12:

              (i) "Competing Entity" means any entity which is presently or hereafter engaged in any business of the type or character engaged in by the Company or any of its subsidiaries including, without limitation, (A) the business of developing, marketing or selling software programs which use molecular simulation or analysis to predict chemical or biological activities; (B) the business of developing, marketing or selling software programs that store, manage or analyze chemical or biological information or (C) any business which is otherwise competitive with a business conducted by the Company or any of its subsidiaries; and (ii) "Territory" means North America, Europe and Japan.

          (c) Acknowledgement. Employee acknowledges and agrees that the covenants set forth in this Section 12 are reasonable and necessary in all respects for the protection of the Company's legitimate business interests (including without limitation the Company's confidential, proprietary information and trade secrets and client good-will, which represents a significant portion of the Company's net worth and in which the Company has a property interest). Employee acknowledges and agrees that, in the event that Employee breaches any of the covenants set forth in this Section 12, the Company shall be irreparably harmed and shall not have an adequate remedy at law; and, therefore, in the event of such a breach, the Company shall be entitled to injunctive relief, in addition to (and not exclusive of) any other remedies (including monetary damages) to which the Company may be entitled under law. If any covenant set forth in this Section 12 is deemed invalid or unenforceable for any reason, it is the parties' intention that such covenants be equitably reformed or modified to the extent necessary (and only to such extent to) render it valid and enforceable in all respects. In the event that the time period and geographic scope referenced above is deemed unreasonable, overbroad, or otherwise invalid, it is the parties' intention that the enforcing court shall reduce or modify the time period and/or geographic scope to the extent necessary (and only to such extent necessary) to render such covenants reasonable, valid and enforceable in all respects.

     13. Breach. Employee acknowledges and agrees that any breach of any provision of this Agreement shall constitute a material breach of this Agreement and shall entitle the Company immediately to recover the severance benefits provided to Employee under this Agreement.

     14. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of actual or potential disputed claims. No action taken by the Parties hereto shall be deemed or construed to be an admission of any fault or liability whatsoever to the other party or to any third party.

     15. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Agreement, except as provided herein.

     16. Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in San Diego County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, supplemented by the California Code of Civil Procedure. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys' fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee's obligations under this Agreement and the Confidentiality Agreement.

     17. Authority. Each party represents and warrants that it has the authority to act to enter into and effectuate the terms of this Agreement.

     18. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. In entering into this Agreement, neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

     19. Severability. In the event that any provision, or any portion thereof, becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision or portion of said provision.

     20. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee's relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter hereof, with the exception of the terms of the Confidentiality Agreement.

     21. No Waiver. The failure of either party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

     22. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Chief Executive Officer of the Company.

     23. Governing Law. This Agreement shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice-of-law provisions. Employee hereby consents to personal and exclusive jurisdiction and venue in the State of California.

     24. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     25. Taxes. Employee will be responsible for the payment of any tax liability incurred as a result of this Agreement, including, without limitation, any taxes and penalties that may arise under Section 409A of the Internal Revenue Code.

     26. Voluntary Execution. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that; they have read this Agreement; they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that have voluntarily declined to seek such counsel; they understand the terms and consequences of this Agreement and of the releases therein; and they are fully aware of the legal and binding effect of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                             ACCELRYS, INC.



Dated:  10/4/2005                            By:  /s/ Mark Emkjer
       -----------------------------              ------------------------------
                                                  Mark Emkjer
                                                  Chief Executive Officer


                                             Mahesh Krishnamurthy, an individual



Dated:  10/4/2005                                 /s/ Mahesh Krishnamurthy
       -----------------------------         -----------------------------------
                                             Mahesh Krishnamurthy


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